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                           OFFER TO PURCHASE FOR CASH
                     5,446,860 UNITS OF BENEFICIAL INTEREST
                                       OF

                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST
                                       AT

                               $8.25 NET PER UNIT
                                       BY

                           SAN JUAN PARTNERS, L.L.C.

                      THE OFFER AND WITHDRAWAL RIGHTS WILL
           EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                       FEBRUARY 17, 1998, UNLESS EXTENDED
                     (AS EXTENDED, THE "EXPIRATION DATE").

                                                                January 20, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated January 20, 1998 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by San Juan Partners, L.L.C., a Texas limited liability company (the "Purchaser"), to purchase 5,446,860 Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust, a Delaware business trust (the "Trust"), at $8.25 per Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Units carried by us in your account but not registered in your name.

     WE ARE THE HOLDER OF RECORD OF UNITS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER UNITS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Units held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $8.25 per Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for 5,446,860 Units.

          3. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED, AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE 5,446,860 UNITS, OR SUCH GREATER OR LESSER NUMBER OF UNITS THAT, TOGETHER WITH THE UNITS OWNED BY THE PURCHASER, WOULD CONSTITUTE 67% OF THE OUTSTANDING UNITS AS OF THE DATE THE UNITS ARE ACCEPTED FOR PAYMENT BY THE PURCHASER. SEE "INTRODUCTION," "THE TENDER OFFER -- 1. TERMS OF OFFER" AND "THE TENDER OFFER -- 14. CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS THAT ARE CONTAINED IN "THE TENDER OFFER -- 14. CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE.
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          4. Each Unit holder should make his or her own determination as to whether to tender Units pursuant to the Offer. Holders of Units should read the Offer to Purchase carefully before making any decision with regard to the Offer.

          5. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS EXTENDED.

          6. Tendering Unit holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Units pursuant to the Offer.

     Subject to the applicable rules of the Securities and Exchange Commission (the "Commission"), the Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase shall have occurred or shall have been determined by the Purchaser to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, all Units validly tendered by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect, by giving oral or written notice of such extension or amendment to the Depositary. These rights reserved by the Purchaser are in addition to the Purchaser's rights to terminate the Offer pursuant to "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED UNITS, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

     Subject to the applicable rules of the Commission, if the Minimum Condition (as defined in the Offer to Purchase) is not satisfied, or if any or all of the other events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase shall have occurred prior to the Expiration Date, the Purchaser reserves the right (but shall not be obligated) in its sole discretion to (i) decline to purchase any of the Units tendered in the Offer, terminate the Offer and return all tendered Units to the tendering Unit holders,
(ii) waive or reduce the Minimum Condition, or waive or amend any or all other conditions to the Offer to the extent permitted by applicable law and, subject to complying with applicable rules and regulations of the Commission, purchase all Units validly tendered, (iii) extend the Offer and, subject to the right of the Unit holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

     If you wish to have us tender any of or all of your Units, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Units, all such Units will be tendered unless otherwise specified below. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR UNITS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, and any supplements or amendments thereto. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Units residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Units for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will be made by deposit of the Purchase Price therefor with the Depositary, which will act as agent for tendering Unit holders for the purpose of receiving payment from the Purchaser and transmitting payment to tendering Unit holders. Under no circumstances will interest on the Purchase Price be paid by the Purchaser by reason of any delay in making such payment. In all cases, payment for Units purchased pursuant to the Offer will be made

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only after timely receipt by the Depositary of (i) certificates for such Units or timely confirmation of a book-entry transfer of such Units into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in "THE TENDER
OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and
(iii) any other documents required by the Letter of Transmittal.

Tear Here                                                              Tear Here
 ................................................................................

 INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH 5,446,860 UNITS OF BENEFICIAL INTEREST OF BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST AT $8.25
                                  NET PER UNIT

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated January 20, 1998 of San Juan Partners, L.L.C., a Texas limited liability company, and the related Letter of Transmittal, relating to Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust, a Delaware business trust.

     You are instructed to tender the number of Units indicated below (or, if no number is indicated below, all Units) held by you for the account of the undersigned, upon the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Units to be Tendered*                        Sign Here

----------------------------------------------- Units  -----------------------------------------------------
                                                       -----------------------------------------------------
                                                       Signature(s)
                                                       Name(s) -------------------------------------------
                                                       -----------------------------------------------------
                                                       (Please print name(s)
                                                       Address(es) ----------------------------------------
                                                       -----------------------------------------------------
                                                       (Include Zip Code)
Dated: ---------------------------------------, 1998   Area Code and Telephone Number(s) ------------
                                                       Tax Identification or
                                                       Social Security Number(s) -----------------------

* Unless otherwise indicated, it will be assumed that all your Units are to be tendered.

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